UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

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Axe Compute Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Exec utive Offices) (Zip Code)

(412) 432-1500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGPU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Axe Compute Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose updated risk factors relating to the Company’s expansion into the purchase, ownership, and operation of GPU computing infrastructure deployed in data center facilities. The updated risk factors supplement and update the risk factors disclosed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”).

The updated risk factors are set forth in Exhibit 99.1 attached hereto and are incorporated herein by reference. These risk factors should be read together with the risk factors and other information contained in the 2025 Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. To the extent the risk factors set forth in Exhibit 99.1 are inconsistent with the risk factors in the 2025 Form 10-K, the risk factors in Exhibit 99.1 supersede those risk factors.

The information set forth in this Item 8.01, including Exhibit 99.1, is being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is hereby incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, to the extent not superseded by information contained therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Risk Factors (incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axe Compute Inc.

Date: June 9, 2026	By:	/s/ Christopher Miglino
Christopher Miglino
Chief Executive Officer